Exhibit 99.1
ARUBA NETWORKS ANNOUNCES FISCAL FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS
Quarterly Revenues Increase by 13% Sequentially
Full Year Revenues Increase by 40%
SUNNYVALE, Calif., August 28, 2008 – Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in wireless LANs and secure unified mobility solutions, today released financial results for its fiscal fourth quarter and full year ended July 31, 2008.
Revenues for the fiscal fourth quarter of 2008 were $48.3 million, an increase of 16% from $41.7 million reported in the fiscal fourth quarter of 2007. GAAP net loss for the fiscal fourth quarter of 2008 was $6.8 million, or $0.08 per share, compared to a net loss of $3.4 million, or $0.04 per share, in the fiscal fourth quarter of 2007. GAAP results for the fiscal fourth quarter of 2008 included $5.7 million of non-cash stock-based expenses and $1.2 million of acquisition related expenses.
Non-GAAP net income for the fiscal fourth quarter of 2008 was $0.2 million, or $0.00 per share, compared to non-GAAP net income of $2.0 million, or $0.02 per share, in the fiscal fourth quarter of 2007. Non-GAAP net income excludes the impact of non-cash stock-based expenses in all periods, as well as acquisition related expenses in the fiscal fourth quarter of 2008 and expenses related to in-process research and development in the fiscal fourth quarter of 2007.
Revenues for the fiscal year ended July 31, 2008 were approximately $178.3 million, an increase of 40% from $127.5 million reported in the prior year. GAAP net loss for the full fiscal year 2008 was $17.1 million, or $0.22 per share, compared to a net loss of $24.4 million, or $0.70 per share in 2007. Non-GAAP net income for the full fiscal year was $4.0 million, or $0.04 per share, compared to a net loss of $2.0 million, or $0.06 per share in 2007.
“Wireless LAN technology is increasingly becoming an integral part of IT networks for a broad range of organizations and corporations,” said Dominic Orr, president and chief executive officer. “The strong sequential revenue growth in our fiscal fourth quarter was driven by increased demand from existing customers and a record number of new customer additions. During the period, we added over 700 new customers and now have over 5,000 cumulative customers. The quarter was notable for the strong performance of our education vertical and broad demand from a very wide range of other customers. Importantly, we have also won new contracts in our retail and government verticals, which gives us increased momentum in these challenging areas as we enter our new fiscal year.”
“Revenues increased by 13% on a sequential basis and total deferred revenue was up 18% over the same period,” said Steffan Tomlinson, Aruba’s chief financial officer. “Total operating expenses decreased as a percentage of revenues on sequential basis and non-GAAP gross margins remained strong at 68.7%, above our long-term target range. We ended the quarter with $101.7 million in cash and investments, representing a $3.9 million increase on a sequential basis. ”
Recent Highlights
Aruba’s focus on providing secure mobility solutions that integrate seamlessly with existing legacy network infrastructure enabled the Company to accomplish several key objectives over the past three months. Some highlights include:
•	Techworld 2008 Wireless Security Product of the Year Award – The Wireless Security Product of the Year Award was presented by Techworld to Aruba for its Remote Access

Point (RAP) technology. Targeted at organizations with teleworkers, traveling executives, branch offices, first responder or disaster recovery requirements, RAP offers an instant-on, no set-up remote connectivity solution.

•	First Security Accredited Wireless LAN in United Kingdom Defense Network – Aruba’s products were incorporated into the first wireless network to achieve high security RESTRICTED level certification for connection to the U.K. Defense Fixed Network. In recognition of this accomplishment, the U.K. Ministry of Defense Trading Fund’s Defense Support Group (DSG) selected Aruba as the sole supplier of wireless LAN infrastructure at its Donnington workshop.

•	2,000 Wi-Fi Hotspots For Hong Kong Government Premises – Aruba announced that it is supplying secure wireless equipment to PCCW-HKT Network Services Limited (PCCW) for use at roughly 2,000 new Wi-Fi hot spots serving roughly 350 Hong Kong Government premises. PCCW will be the network service provider.

•	Wireless LAN Deployment at Microsoft Exceeds 11,000 Centrally Managed Access Points - Microsoft passed an important milestone this quarter having deployed more than 11,000 centrally managed Aruba access points, spanning virtually every continent, and making it one of the largest enterprise wireless networks in the world.

•	Wins and Deployments – Among the quarter’s many design wins were a major overseas utility company, a multi-national professional services company, a leading investment management company, a market-leading retailer and a leading cellular carrier. Deployments announced by Aruba this quarter included Caltech, the Norwegian Ministry of Foreign Affairs, Ryerson University, Hitachi Systems, and Clancy & Theys Construction Company.
Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal fourth quarter and full year results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Webcast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Webcast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11118288. International parties can access the replay at +1-303-590-3000 and should enter passcode 11118288.
Forward Looking Statements
This press release contains forward-looking statements, including statements relating to our expectations regarding (1) momentum in our retail and government verticals, (2) growth in the adoption of WLAN technology across a broad range of organizations and in the business corporations, and sales of our products, including our 802.11n solution, (3) industry trends and market demand for our products, and (4) other statements as to our future economic performance, financial condition or results of operations.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; changes in customer order patterns or customer mix; overall information technology spending; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; rapid technological and market change; and our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10- Q for the fiscal third quarter ended April 30, 2008, which was filed with the SEC on June 6, 2008, and is available on Aruba’s investor relations website at www.arubanetworks.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS).  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS.  Aruba defines non-GAAP net income as net income plus stock-based expenses, and, for the fiscal fourth quarter of 2008, acquisition-related expenses, and, for the fiscal fourth quarter of 2007, expenses related to in process research and development.  Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding.  Aruba’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain non-cash expenses.  Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, Aruba’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time.  Similarly, by excluding in process research and development and acquisition-related expenses, Aruba’s management believes that investors can better understand the impact of such expenses on the Company’s continuing operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP.  First, these non-GAAP financial measures exclude some costs, namely, stock-based expenses, that are recurring.  Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business.  Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance.  Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations.  Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP.  The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
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About Aruba Networks

People move. Networks must follow. Aruba securely delivers networks to users, wherever they work or roam. Our unified mobility solutions include Wi-Fi networks, identity-based security, remote access and cellular services, and centralized multi-vendor network management to enable the Follow-Me Enterprise that moves in lock-step with users:
•	Follow-Me Connectivity: Adaptive 802.11a/b/g/n Wi-Fi networks optimize themselves to ensure that users are always within reach of mission-critical information;

•	Follow-Me Security: Identity-based security assigns access policies to users, enforcing those policies whenever and wherever a network is accessed;

•	Follow-Me Applications: Remote access solutions and cellular network integration ensure uninterrupted access to applications as users move;

•	Follow-Me Management: Multi-vendor network management provides a single point of control while managing both legacy and new wireless networks from both Aruba and its competitors.
The cost, convenience, and security benefits of our unified mobility solutions are fundamentally changing how and where we work. Listed on the NASDAQ and Russell 2000® Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com.
© 2008 Aruba Networks, Inc.  AirWave®, Aruba Networks®, Aruba Mobility Management System®, Bluescanner, For Wireless That Works®, Mobile Edge Architecture, People Move. Networks Must Follow., RFProtect, The All Wireless Workplace Is Now Open For Business, Green Island, and The Mobile Edge Company® are trademarks of Aruba Networks, Inc.  All rights reserved.  All other trademarks are the property of their respective owners.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	July 31,	July 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$37,602	$42,570
Short-term investments	64,130	62,430
Accounts receivable, net	32,679	23,722
Inventory	11,644	8,991
Deferred costs	4,317	3,217
Prepaids and other	3,196	2,432

Total current assets	153,568	143,362

Property and equipment, net	7,181	3,709
Goodwill	7,656	—
Intangible assets, net	19,027	3,912
Deferred costs	239	722
Other assets	1,130	428

Total other assets	35,233	8,771

Total assets	$188,801	$152,133

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,844	$2,201
Accrued liabilities	16,908	15,317
Income taxes payable	576	281
Deferred revenue	27,143	16,067

Total current liabilities	50,471	33,866

Deferred revenue	7,338	5,780
Other long-term liabilities	117	—

Total other liabilities	7,455	5,780

Total liabilities	57,926	39,646

Stockholders’ equity
Preferred Stock: $0.0001 par value; 10,000 shares authorized at July 31, 2008 and 2007; no shares issued and outstanding at July 31, 2008 and 2007	—	—
Common Stock: $0.0001 par value; 350,000 shares authorized at July 31, 2008 and 2007; 82,836 and 76,927 shares issued and outstanding at July 31, 2008 and 2007	8	8
Additional paid-in capital	249,131	213,545
Accumulated other comprehensive income (loss)	(45)	29
Accumulated deficit	(118,219)	(101,095)

Total stockholders’ equity	130,875	112,487

Total liabilities and stockholders’ equity	$188,801	$152,133

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2008	2007	2008	2007
Revenues:
Product	$40,444	$36,394	$148,550	$107,939
Professional services and support	7,136	4,254	26,244	12,847
Ratable product and related professional services and support	699	1,038	3,466	6,713

Total revenues	48,279	41,686	178,260	127,499

Cost of revenues:
Product	14,049	11,251	48,126	36,035
Professional services and support	1,908	1,420	7,761	4,863
Ratable product and related professional services and support	242	382	1,228	2,470

Total cost of revenues	16,199	13,053	57,115	43,368

Gross profit	32,080	28,633	121,145	84,131

Operating expenses:
Research and development	10,245	7,902	37,393	25,654
Sales and marketing	24,252	20,921	86,008	60,115
General and administrative	4,416	3,703	17,740	14,600
In-process research and development	—	632	—	632
Acquisition related severance expense	—	—	197	—

Total operating expenses	38,913	33,158	141,338	101,001

Operating loss	(6,833)	(4,525)	(20,193)	(16,870)

Other income (expense), net
Interest income	609	1,345	4,083	2,221
Interest expense	—	(3)	—	(88)
Other expense, net	(305)	(85)	(47)	(9,270)

Total other income (expense), net	304	1,257	4,036	(7,137)

Loss before income tax provision	(6,529)	(3,268)	(16,157)	(24,007)

Income tax provision	255	82	967	375

Net loss	$(6,784)	$(3,350)	$(17,124)	$(24,382)

Shares used in computing net loss per common share, basic and diluted	82,147	75,612	79,467	34,808

Net loss per common share, basic and diluted	$(0.08)	$(0.04)	$(0.22)	$(0.70)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Years ended
	July 31,	July 31,	July 31,	July 31,
	2008	2007	2008	2007
GAAP net loss	$(6,784)	$(3,350)	$(17,124)	$(24,382)

Plus:
a) Stock-based expenses	5,727	4,754	19,277	12,717
b) Revaluation of warrants to fair-value	—	—	(715)	8,992
c) In-process research and development	—	632	—	632
d) Acquisition related expenses (see Note 1)	1,234	—	2,582	—

Non-GAAP net income (loss)	$177	$2,036	$4,020	$(2,041)

GAAP net loss per common share	$(0.08)	$(0.04)	$(0.22)	$(0.70)

Plus:
a) Stock-based expenses per common share	0.07	0.05	0.24	0.36
b) Revaluation of warrants to fair-value per common share	—	—	(0.01)	0.26
c) In-process research and development per common share	—	0.01	—	0.02
d) Acquisition related expenses per common share (see Note 1)	0.01	—	0.03	—

Non-GAAP net income (loss) per common share	$—	$0.02	$0.04	$(0.06)

Shares used in computing diluted GAAP net loss per common share	82,147	75,612	79,467	34,808

Shares used in computing diluted Non-GAAP net income (loss) per common share	88,880	93,496	90,403	34,808

Note 1: Acquisition related expenses include severance expense and amortization of acquired intangible assets.

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Years ended
	July 31,		July 31,
	2008	2007	2008	2007
Revenues:
Product	83.8%	87.3%	83.3%	84.6%
Professional services and support	14.8%	10.2%	14.7%	10.1%
Ratable product and related professional services and support	1.4%	2.5%	2.0%	5.3%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	29.1%	27.0%	27.0%	28.3%
Professional services and support	4.0%	3.4%	4.4%	3.8%
Ratable product and related professional services and support	0.5%	0.9%	0.6%	1.9%

Total cost of revenues	33.6%	31.3%	32.0%	34.0%

Gross profit	66.4%	68.7%	68.0%	66.0%

Operating expenses:
Research and development	21.2%	18.9%	21.0%	20.1%
Sales and marketing	50.2%	50.2%	48.2%	47.1%
General and administrative	9.2%	8.9%	10.0%	11.5%
In-process research and development	—	1.5%	—	0.5%
Acquisition related severance expense	—	—	0.1%	—

Total operating expenses	80.6%	79.5%	79.3%	79.2%

Operating loss	(14.2%)	(10.8%)	(11.3%)	(13.2%)

Other income (expense), net
Interest income	1.2%	3.2%	2.2%	1.7%
Interest expense	—	—	—	(0.1%)
Other expense, net	(0.6%)	(0.2%)	—	(7.2%)

Total other income (expense), net	0.6%	3.0%	2.2%	(5.6%)

Loss before income tax provision	(13.6%)	(7.8%)	(9.1%)	(18.8%)

Income tax provision	0.5%	0.2%	0.5%	0.3%

Net loss	(14.1%)	(8.0%)	(9.6%)	(19.1%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years ended
	July 31,
	2008	2007
Cash flows from operating activities
Net loss	$(17,124)	$(24,382)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,640	2,008
Provision for doubtful accounts	283	199
Write downs for excess and obsolete inventory	1,209	1,110
Compensation related to stock options and share awards	19,277	11,302
Stock issued to charitable foundation	—	1,415
Non-cash interest expense	—	44
Accretion of purchase discounts on short-term investments	(2,428)	(388)
Change in carrying value of preferred stock warrants	(715)	8,992
Loss on disposal of fixed assets	51	5
In-process research and development	—	632
Excess tax benefits associated with stock based compensation	(52)	—
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(8,352)	(10,550)
Inventory	(5,092)	(3,955)
Prepaids and other	(660)	(774)
Deferred costs	(617)	1,381
Other assets	(701)	(112)
Accounts payable	3,394	(2,184)
Deferred revenue	10,957	3,322
Other current and noncurrent liabilities	1,925	7,522
Income taxes payable	347	65

Net cash provided by (used in) operating activities	7,342	(4,348)

Cash flows from investing activities
Purchases of short-term investments	(119,855)	(67,757)
Proceeds from sales and maturities of short-term investments	120,508	5,744
Purchases of property and equipment	(5,408)	(3,737)
Cash paid in purchase acquisition, net of cash acquired	(16,030)	(4,600)

Net cash used in investing activities	(20,785)	(70,350)

Cash flows from financing activities
Repayments on equipment loan obligations	—	(654)
Cash received under stock issuance agreement	—	2,130
Proceeds from issuance of redeemable convertible preferred stock, net	—	10,597
Proceeds from initial public offering, net	—	91,809
Proceeds from issuance of common stock	10,560	4,038
Repurchase of common stock under stock repurchase program	(2,142)	—
Excess tax benefits associated with stock based compensation	52	—

Net cash provided by financing activities	8,470	107,920

Effect of exchange rate changes on cash and cash equivalents	5	85

Net increase (decrease) in cash and cash equivalents	(4,968)	33,307

Cash and cash equivalents, beginning of period	42,570	9,263

Cash and cash equivalents, end of period	$37,602	$42,570

Supplemental disclosure of cash flow information
Income taxes paid	$652	$294
Interest paid	$—	$37

Supplemental disclosure of non-cash investing and financing activities
Reclassification of warrant liability to equity upon initial public offering	$—	$9,933
Reclassification of non-current liability to equity upon initial public offering	$—	$3,500
Common stock issued in purchase acquisition	$7,852	$—